                                AMENDMENT NO. 12

                                       TO

                      MASTER INVESTMENT ADVISORY AGREEMENT

     This Amendment dated as of [August 31, 2009], amends the Master Investment Advisory Agreement (the "Agreement"), dated June 5, 2000, between AIM Growth Series, a Delaware statutory trust, and Invesco Aim Advisors, Inc., formerly known as A I M Advisors, Inc., a Delaware corporation.

                                   WITNESSETH:

     WHEREAS, the parties desire to amend the Agreement to change the name of AIM Independence Now Fund, AIM Independence 2010 Fund, AIM Independence 2020 Fund, AIM Independence 2030 Fund, AIM Independence 2040 Fund and AIM Independence 2050 Fund to AIM Balanced-Risk Retirement Now Fund, AIM Balanced-Risk Retirement 2010 Fund, AIM Balanced-Risk Retirement 2020 Fund, AIM Balanced-Risk Retirement 2030 Fund, AIM Balanced-Risk Retirement 2040 Fund and AIM Balanced-Risk Retirement 2050 Fund, respectively;

     NOW, THEREFORE, the parties agree as follows;

     1. Appendix A and Appendix B to the Agreement are hereby deleted in their entirety and replaced with the following:

                                   "APPENDIX A
                            FUNDS AND EFFECTIVE DATES

NAME OF FUND                                  EFFECTIVE DATE OF ADVISORY AGREEMENT
------------                                  ------------------------------------
AIM Balanced-Risk Retirement Now Fund                   January 31, 2007
AIM Balanced-Risk Retirement 2010 Fund                  January 31, 2007
AIM Balanced-Risk Retirement 2020 Fund                  January 31, 2007
AIM Balanced-Risk Retirement 2030 Fund                  January 31, 2007
AIM Balanced-Risk Retirement 2040 Fund                  January 31, 2007
AIM Balanced-Risk Retirement 2050 Fund                  January 31, 2007
AIM Basic Value Fund                                      June 5, 2000
AIM Conservative Allocation Fund                         April 30, 2004
AIM Global Equity Fund                                  November 4, 2003

AIM Growth Allocation Fund                               April 30, 2004
AIM Income Allocation Fund                              October 31, 2005
AIM International Allocation Fund                       October 31, 2005
AIM Mid Cap Core Equity Fund                            September 1, 2001
AIM Moderate Allocation Fund                             April 30, 2004
AIM Moderate Growth Allocation Fund                      April 29, 2005
AIM Moderately Conservative Allocation Fund              April 29, 2005
AIM Small Cap Growth Fund                              September 11, 2000

                                   APPENDIX B
                           COMPENSATION TO THE ADVISOR

     The Trust shall pay the Advisor, out of the assets of a Fund, as full compensation for all services rendered, an advisory fee for such Fund set forth below. Such fee shall be calculated by applying the following annual rates to the average daily net assets of such Fund for the calendar year computed in the manner used for the determination of the net asset value of shares of such Fund.

                              AIM BASIC VALUE FUND

NET ASSETS              ANNUAL RATE
----------              -----------
First $250 million ..      0.695%
Next $250 million ...       0.67%
Next $500 million ...      0.645%
Next $1.5 billion ...       0.62%
Next $2.5 billion ...      0.595%
Next $2.5 billion ...       0.57%
Next $2.5 billion ...      0.545%
Over $10 billion ....       0.52%

                             AIM GLOBAL EQUITY FUND

NET ASSETS              ANNUAL RATE
----------              -----------
First $250 million ..      0.80%
Next $250 million ...      0.78%
Next $500 million ...      0.76%
Next $1.5 billion ...      0.74%
Next $2.5 billion ...      0.72%
Next $2.5 billion ...      0.70%
Next $2.5 billion ...      0.68%
Over $10 billion ....      0.66%

                          AIM MID CAP CORE EQUITY FUND
                            AIM SMALL CAP GROWTH FUND

NET ASSETS              ANNUAL RATE
----------              -----------
First $500 million ..      0.725%
Next $500 million ...       0.70%
Next $500 million ...      0.675%
Over $1.5 billion ...       0.65%

                      AIM BALANCED-RISK RETIREMENT NOW FUND
                     AIM BALANCED-RISK RETIREMENT 2010 FUND
                     AIM BALANCED-RISK RETIREMENT 2020 FUND
                     AIM BALANCED-RISK RETIREMENT 2030 FUND
                     AIM BALANCED-RISK RETIREMENT 2040 FUND
                     AIM BALANCED-RISK RETIREMENT 2050 FUND
                        AIM CONSERVATIVE ALLOCATION FUND
                           AIM GROWTH ALLOCATION FUND
                           AIM INCOME ALLOCATION FUND
                        AIM INTERNATIONAL ALLOCATION FUND
                          AIM MODERATE ALLOCATION FUND
                       AIM MODERATE GROWTH ALLOCATION FUND
                   AIM MODERATELY CONSERVATIVE ALLOCATION FUND

                These thirteen funds do not pay an advisory fee."

     2. In all other respects, the Agreement is hereby confirmed and remains in full force and effect.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers on the date first written above.

                                        AIM GROWTH SERIES


Attest:                                 By:
        -----------------------------       ------------------------------------
            Assistant Secretary             John M. Zerr
                                            Senior Vice President

(SEAL)


                                        INVESCO AIM ADVISORS, INC.


Attest:                                 By:
        -----------------------------       ------------------------------------
            Assistant Secretary             John M. Zerr
                                            Senior Vice President

(SEAL)


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